UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

July 22, 2019

Global Fiber Technologies, Inc

State of Jurisdiction	Commission File Number	11-3746201
Nevada	000-52047	IRS Employer Identification Number

142 Belmont Drive, Somerset NJ, 07405

(Address of principal executive offices)

Registrant's phone number, including area code (973) 390-0072

ECO TEK 360, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement.

On July 17th Authentic Heroes Inc., a majority owned subsidiary of Global Fiber Technologies entered into a “merchandise license agreement” with IMG/Football Greats Alliance whereby Authentic Heroes will make authenticated replicas of “game worn” jerseys utilizing its trade secrets and patent pending processes. Terms of the deal were deemed and implied confidential by the contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 22, 2019	By	/s/ Christopher Giordano
Christopher Giordano
President

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